                                                                    EXHIBIT 10.7

                                                               EXECUTION VERSION

         THIS TRANSACTION FEE AGREEMENT is dated November 4, 2003 (this
"AGREEMENT") and is among Nalco Company, a Delaware corporation (the "COMPANY"),
Goldman, Sachs & Co. ("GS"), Apollo Management V, L.P. ("APOLLO") and Blackstone
Management Partners IV L.L.C., a Delaware limited liability company ("BMP").
Each of GS, Apollo and BMP are referred to herein as a "SPONSOR MANAGEMENT
ENTITY" and collectively as the "SPONSOR MANAGEMENT ENTITIES".

                                   BACKGROUND

         1. Nalco Holdings LLC, Leo Holding Company and Nalco International
S.A.S. entered into a Stock Purchase Agreement dated as of August 31, 2003 (the
"SPA"), pursuant to which Nalco Holdings LLC will acquire the Company and certain subsidiaries of Nalco International S.A.S. (together with Nalco, the
"ACQUIRED BUSINESS").

         2. The Sponsor Management Entities have expertise in the areas of finance, strategy, investment and acquisitions relating to the Company and its business and have facilitated the transactions referred to above and certain other related transactions (collectively, the "TRANSACTIONS") through their provision of financial and structural analysis, due diligence investigations, other advice and negotiation assistance with all relevant parties to the
Transactions and the financing thereof.

         3. The Company believes that having GS Capital Partners 2000, L.P., GS
Capital Partners 2000 Offshore L.P., GS Capital Partners 2000 GmbH & Co.
Beteiligungs KG, GS Capital Partners 2000 Employee Fund, L.P., Goldman Sachs
Direct Investment Fund 2000, L.P., Apollo Investment Fund V, L.P., Apollo/Nalco
Investment LLC, Blackstone Capital Partners IV L.P., Blackstone Family
Investment Partnership IV-A L.P. and Blackstone Capital Partners IV-A L.P.
(collectively, the "CO-INVESTORS") as indirect beneficial stockholders of the
Company as a result of the Transactions will be of substantial benefit to the
Company and that the Sponsor Management Entities' provision of financial and structural analysis, due diligence investigations, other advice and negotiation assistance with all relevant parties to the Transactions and the financing thereof has been of substantial benefit to the Company and warrants payment of the fees described in this Agreement.

         4. The investment by the Co-Investors, as described above, is being made on the basis that the Company will pay the fees described below.

                                    AGREEMENT

         The parties agree as follows:

         SECTION 1. TRANSACTION AND ADVISORY FEES. In consideration of the
Sponsor Management Entities undertaking the financial and structural analysis, due diligence investigations, other advice and negotiation assistance necessary in order to enable the

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Transactions to be consummated, the Company will pay to each Sponsor Management
Entity, at the Effective Time (as defined herein), the following transaction and advisory fee:

         (a) to BMP a fee of $27,906,977;

         (b) to Apollo a fee of $27,906,977; and

         (c) to GS a fee of $19,186,046.

         SECTION 2. INDEMNIFICATION. The Company will indemnify and hold harmless the Sponsor Management Entities, their affiliates and their respective partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents and representatives (each such person being an "INDEMNIFIED PARTY") from and against any and all losses, claims, damages and liabilities, whether joint or several (the "LIABILITIES"), related to, arising out of or in connection with this Agreement, whether or not pending or threatened, whether or not an Indemnified Party is a party, whether or not resulting in any liability and whether or not such action, claim, suit, investigation or proceeding is initiated or brought by the Company. The Company will reimburse any Indemnified Party for all reasonable costs and expenses
(including reasonable attorneys' fees and expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any action, claim, suit, investigation or proceeding for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. The Company will not be liable under the foregoing indemnification provision with respect to any particular loss, claim, damage, liability, cost or expense of an Indemnified Party that is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted primarily from the gross negligence or willful misconduct of such Indemnified Party. If an Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses will be refunded to the extent it is finally judicially determined that the Liabilities in question resulted primarily from the gross negligence or willful misconduct of such
Indemnified Party.

         SECTION 3. EFFECTIVE TIME. This Agreement will become effective (the
"EFFECTIVE TIME") as of the Closing (as defined in the SPA). At the Effective
Time, the Company will make the payments to the Sponsor Management Entities pursuant to Section 1 by wire transfer of same-day funds to the bank account designated by the payee in writing.

         SECTION 4. TERM. This Agreement will remain in effect as of and from the Effective Time until payment in full of the transaction and advisory fee described in Section 1 in accordance with Section 3. The provisions of Sections
2, 5 and 6 will survive the termination of this Agreement.

         SECTION 5. PERMISSIBLE ACTIVITIES. Subject to applicable law, nothing herein will in any way preclude the Sponsor Management Entities or their affiliates (other than the Company or its subsidiaries and their respective employees) or their respective partners (both general and limited), members
(both managing and otherwise), officers, directors, employees, agents or representatives from engaging in any business activities or from performing services for its or their own account or for the account of others, including for companies that may be in competition with the business conducted by the
Company.

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         SECTION 6. MISCELLANEOUS.

         (a) No amendment or waiver of any provision of this Agreement, or consent to any departure by any party hereto from any such provision, will be effective unless it is in writing and signed by the parties hereto. Any amendment, waiver or consent will be effective only in the specific instance and for the specific purpose for which given. The waiver by any party of any breach of this Agreement will not operate as or be construed to be a waiver by such party of any subsequent breach.

         (b) Any notices or other communications required or permitted hereunder will be sufficiently given if delivered personally or sent by facsimile with confirmed receipt, or by overnight courier, addressed as follows or to such other address of which the parties may have given written notice:

         if to GS:

         Goldman, Sachs & Co.
         85 Broad Street
         New York, New York 10004
         Attention: Sanjeev Mehra
         Fax: (212) 357-5505

         with a copy (which will not constitute notice) to:

         Wachtell, Lipton, Rosen & Katz
         51 West 52nd Street
         New York, New York 10019
         Attention: Daniel A. Neff
         Fax: (212) 403-2000

         if to Apollo:

         Apollo Management V, L.P.
         1301 Avenue of the Americas
         New York, New York 10019
         Attention: Joshua J. Harris
         Fax: (212) 515-3288

         with a copy (which will not constitute notice) to:

         Wachtell, Lipton, Rosen & Katz
         51 West 52nd Street
         New York, New York 10019
         Attention: Daniel A. Neff
         Fax: (212) 403-2000

         if to BMP:

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         c/o The Blackstone Group L.P.
         345 Park Avenue
         31st Floor
         New York, New York  10154
         Attention:  Chinh Chu
         Facsimile:  (212) 583-3722

         with a copy (which will not constitute notice) to:

         Simpson Thacher & Bartlett LLP
         425 Lexington Avenue
         New York, New York  10017
         Attention:  Wilson Neely
         Facsimile:  (212) 455-2502

         if to the Company:

         Nalco Company
         1601 W. Diehl Road
         Naperville, IL 60563
         Attention:  Chief Financial Officer
         Fax:  (630) 305-2937

Unless otherwise specified herein, such notices or other communications will be deemed received (i) on the date delivered, if delivered personally or sent by facsimile with confirmed receipt, and (ii) one business day after being sent by overnight courier.

         (c) This Agreement will constitute the entire agreement between the parties with respect to the subject matter hereof, and will supersede all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto.

         (d) This Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

         (e) The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their permitted transferees and their respective successors, each of which permitted transferees will agree, in writing in form and substance satisfactory to the Sponsor Management Entities, to become a party hereto and be bound to the same extent as its transferor hereby. Subject to the next sentence, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement. The parties acknowledge and agree that the Co-Investors and their affiliates and their respective partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents and representatives are intended to be third-party beneficiaries under Section 2 of this Agreement.

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         (f) This Agreement may be executed by one or more parties to this
Agreement on any number of separate counterparts, and all of said counterparts taken together will be deemed to constitute one and the same instrument.

         (g) Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

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         IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Transaction Fee Agreement on the date first written above.

                                  NALCO HOLDINGS, LLC

                                  By: /s/ Chinh Chu
                                      ------------------------------------------
                                      Name:  Chinh Chu
                                      Title: Vice President

                                  By: /s/ Scott Kleinman
                                      ------------------------------------------
                                      Name:  Scott Kleinman
                                      Title: Vice President

                                  GOLDMAN, SACHS & CO.

                                  By: /s/ Sanjeev Mehra
                                      ------------------------------------------
                                      Name:  Sanjeev Mehra
                                      Title: Managing Director

                                  APOLLO MANAGEMENT V, L.P.

                                  By AIF V MANAGEMENT, INC., its General Partner

                                  By: /s/ Scott Kleinman
                                      ------------------------------------------
                                      Name:  Scott Kleimnan
                                      Title: Vice President

                                  BLACKSTONE MANAGEMENT PARTNERS IV L.L.C.

                                  By: /s/ Chinh Chu
                                      ------------------------------------------
                                      Name:  Chinh Chu
                                      Title:  Member